Exhibit 23
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the incorporation by reference in the following Registration Statements:
•	Combined shelf Registration Statement (Form S-3, No. 333-62172) of Emmis Communications Corporation and Emmis Operating Company,

•	Registration Statement (Form S-8, No. 333-14657), pertaining to the Emmis Communications Corporation 1995 Equity Incentive Plan and the Non-Employee Director Stock Option Plan ,

•	Registration Statement (Form S-8, No. 333-42878), pertaining to the Emmis Communications Corporation 1997 Equity Incentive Plan, the 1999 Equity Incentive Plan and the Employee Stock Purchase Agreement,

•	Registration Statement (Form S-8, No. 333-71904), pertaining to the Emmis Communications Corporation 2001 Equity Incentive Plan,

•	Registration Statement (Form S-8, No. 333-92318), pertaining to the Emmis Communications Corporation 2002 Equity Compensation Plan,

•	Registration Statement (Form S-8, No. 333-105724), pertaining to the Emmis Operating Company 401(k) Plan and Emmis Operating Company 401(k) Plan Two, and

•	Registration Statement (Form S-8, No. 333-117033), pertaining to the Emmis Communications Corporation 2004 Equity Compensation Plan of Emmis Communications Corporation and Emmis Operating Company;
of our reports dated May 7, 2007, with respect to the consolidated financial statements of Emmis Communications Corporation and Subsidiaries, management’s assessment of the effectiveness of internal control over financial reporting and the effectiveness of internal control over financial reporting of Emmis Communications Corporation and Subsidiaries, included in this Annual Report (Form 10-K) for the year ended February 28, 2007.
/s/ ERNST & YOUNG LLP
Indianapolis, Indiana
May 7, 2007